UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 18, 2020

MYOMO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38109	47-0944526
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Broadway, 14th Floor Cambridge, MA	02142
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 996-9058

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	MYO	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events

On June 18, 2020, Dr. Brandon Green, Myomo, Inc.’s (the “Company”) Chief Medical Officer and the Company agreed to change his employment status to become a contractor and no longer be an officer of the Company. Dr. Green will continue to provide advice and services pertaining to insurance reimbursement efforts to the Company as a consultant on a contract basis. The agreement is for an indefinite term, however either party can terminate the agreement on sixty (60) days written notice, but not before September 30, 2020.

On June 22, 2020, the Company issued a press release titled “Myomo Resumes Fitting MyoPro Patients and Deliveries as States Re-Open after COVID-19 Shutdowns.” A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

99.1	Press release issued by Myomo, Inc. on June 22, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 22, 2020	MYOMO, INC.

	By:	/s/ David A. Henry
David A. Henry
Chief Financial Officer